Exhibit 99.1

Alta Equipment Group to Acquire Howell Tractor and Equipment, LLC.

Alta Expands Presence in Midwest Construction Market

LIVONIA, MICHIGAN – October 15, 2020 – Alta Equipment Group Inc. (“Alta” or the “Company”) (NYSE: ALTG) today announced that it has entered into a definitive agreement to acquire Howell Tractor and Equipment, LLC., a privately held heavy equipment dealer serving Northern Illinois and Northwest Indiana.

Howell Tractor has an expansive range of heavy construction, mining, material handling, and crane equipment available for sale or rent to its premium customer base. As an equipment industry leader in the area since opening in 1943, Howell Tractor provides around the clock professional service, with an experienced and knowledgeable staff operating out of two fully equipped, state-of-the-art facilities in Gary, IN and Peru, IL. Howell Tractor generated approximately $33.1 million in revenue and had adjusted EBITDA of approximately $5.0 million in the trailing twelve months through July 2020.

Ryan Greenawalt, Chief Executive Officer of Alta, said, “We are excited to welcome Howell Tractor to the Alta family. As we continue to expand our presence in the Illinois and Northwest Indiana markets, adding an industry leader like Howell Tractor bolsters our best-in-class service offerings and product portfolio. We intend to build on the strength of Howell Tractor’s reputation as a premier service provider and the partnerships it has established with leading manufacturers to enhance our overall customer experience.”

Terms of the acquisition were not disclosed. The transaction is expected to close in Q4 2020, subject to customary conditions.

About Alta Equipment Group Inc.

Alta owns and operates one of the largest integrated equipment dealership platforms in the U.S. Through its branch network, the Company sells, rents, and provides parts and service support for several categories of specialized equipment, including lift trucks and aerial work platforms, cranes, earthmoving equipment and other industrial and construction equipment. Alta has operated as an equipment dealership for 35 years and has developed a branch network that includes 51 total locations across Michigan, Illinois, Indiana, New England, New York, Virginia and Florida. Alta offers its customers a one-stop-shop for most of their equipment needs by providing sales, parts, service, and rental functions under one roof. More information can be found at www.altaequipment.com.

Forward-Looking Statements

This press release includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws, including information regarding purchases by the Company of its common stock pursuant to any Rule 10b5-1 trading plans. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. By their nature, forward-looking information and statements are subject to risks, uncertainties, and contingencies, including changes in price and volume and the volatility of the Company’s common stock; adverse developments affecting either or both of prices and trading of exchange-traded securities, including securities listed on the New York Stock Exchange; and unexpected or otherwise unplanned or alternative requirements with respect to the capital investments of the Company. The Company does not undertake to update any forward-looking statements or information, including those contained in this report.

Investors:

Bob Jones / Taylor Krafchik

Ellipsis

IR@altaequipment.com

(646) 776-0886

Media:

Glenn Moore

Alta Equipment

glenn.moore@altaequipment.com

(248) 305-2134